EXHIBIT 99.1

Tilray Brands Reports Q1 2025 Financial Results

Tilray Achieves 13% Year-Over-Year Growth, Generating Record Q1 Net Revenue of $200 Million

Q1 Gross Margin Increases Over 500 Basis Points, Representing 20% Year-Over-Year Growth

Tilray Beverages Achieves 132% Net Revenue Growth, Tilray Alternative Beverages Launched in October to Fuel Key U.S. Markets with Hemp-Derived Delta-9 THC Products

German Medical Cannabis Flower Revenue Increases by 50% Following Legalization

Conference Call to be Held at 8:30 a.m. ET Today

NEW YORK and LEAMINGTON, Ontario, Oct. 10, 2024 (GLOBE NEWSWIRE) -- Tilray Brands, Inc. (“Tilray”, “our”, “we” or the “Company”) (Nasdaq: TLRY; TSX: TLRY), a leading global lifestyle and consumer packaged goods company, today reported financial results for its first quarter ended August 31, 2024. All financial information in this press release is reported in U.S. dollars, unless otherwise indicated.

Irwin D. Simon, Tilray Brands’ Chairman and Chief Executive Officer, stated, “As the Chairman and CEO of Tilray Brands, I am excited to lead a company that is disrupting the CPG industry through innovative products that are transforming the way consumers eat, drink, and unwind with cannabis, hemp and beverage products. Our investments in the cannabis, wellness, beverage, and distribution industries are focused on shaping the future and staying ahead of the curve. We are dedicated to executing our strategic plan to increase revenue, drive operational efficiencies, and improve margins and profitability while investing in our continued growth. Our commitment to innovation and growth is unwavering.”

Mr. Simon, continued, “We believe that there is a greater likelihood that the upcoming U.S. Presidential elections will result in improved regulatory changes in the cannabis industry, as both candidates have publicly confirmed their support for further legalization. We are optimistic about the future of the cannabis industry and look forward to the potential opportunities that lie ahead.”

Financial Highlights – First Quarter Fiscal Year 2025

  Net revenue increased 13% to $200 million in the first quarter compared to $177 million in the prior year quarter.
  Gross profit increased by 35% to $59.7 million in the first quarter compared to $44.2 million in the prior year quarter. Gross margin increased to 30% in the first quarter compared to 25% in the prior year quarter.
  Net loss improved by 38% to $(34.7) million in the first quarter compared to $(55.9) million in the prior year quarter.
  Net loss per share improved to $(0.04) in the first quarter compared to $(0.10) in the prior year quarter.
  Adjusted net loss per share improved to $(0.01) in the first quarter compared to $(0.04) in the prior year quarter.
  Adjusted EBITDA in the first quarter was $9.3 million compared to $10.7 million in the prior year quarter.
  Beverage alcohol net revenue including acquisitions increased 132% to $56.0 million in the first quarter.
    Beverage alcohol gross margin was 41% in the first quarter.
  Cannabis net revenue was $61.2 million in the first quarter.
    Cannabis gross margin was 40% in the first quarter.
  Distribution net revenue was $68.1 million in the first quarter.
    Distribution gross margin was 12% in the first quarter.
  Wellness net revenue increased 11% to $14.8 million in first the quarter.
    Wellness gross margin was 32% in the first quarter.

Live Conference Call and Audio Webcast
Tilray Brands will host a webcast to discuss these results today at 8:30 a.m. ET. Investors may join the live webcast available on the Investors section of the Company’s website at www.tilray.com. A replay will be available and archived on the Company’s website.

About Tilray Brands

Tilray Brands, Inc. (“Tilray”) (Nasdaq: TLRY; TSX: TLRY), is a leading global lifestyle and consumer packaged goods company with operations in Canada, the United States, Europe, Australia, and Latin America that is leading as a transformative force at the nexus of cannabis, beverage, wellness, and entertainment, elevating lives through moments of connection. Tilray’s mission is to be a leading premium lifestyle company with a house of brands and innovative products that inspire joy, wellness and create memorable experiences. Tilray’s unprecedented platform supports over 40 brands in over 20 countries, including comprehensive cannabis offerings, hemp-based foods, and craft beverages.

For more information on how we are elevating lives through moments of connection, visit Tilray.com and follow @Tilray on all social platforms.

For more information on Tilray Brands, visit www.Tilray.com and follow @Tilray

Cautionary Statement Concerning Forward-Looking Statements

Certain statements in this press release constitute forward-looking information or forward-looking statements (together, “forward-looking statements”) under Canadian securities laws and within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be subject to the “safe harbor” created by those sections and other applicable laws. Forward-looking statements can be identified by words such as “forecast,” “future,” “should,” “could,” “enable,” “potential,” “contemplate,” “believe,” “anticipate,” “estimate,” “plan,” “expect,” “intend,” “may,” “project,” “will,” “would” and the negative of these terms or similar expressions, although not all forward-looking statements contain these identifying words. Certain material factors, estimates, goals, projections or assumptions were used in drawing the conclusions contained in the forward-looking statements throughout this communication.

Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the Company’s ability to disrupt the CPG industry for cannabis, hemp, and beverage consumption; the Company’s ability to become a leading beverage alcohol Company; the Company’s ability to achieve long term profitability; the Company’s ability to achieve operational scale, market share, distribution, profitability and revenue growth in particular business lines and markets; the Company’s ability to successfully achieve revenue growth, margin and profitability improvements, production and supply chain efficiencies, synergies and cost savings; the Company’s expected revenue growth, sales volume, profitability, synergies and accretion related to any of its acquisitions; expected commercial opportunities and regulatory developments in the U.S., including upon U.S. federal cannabis legalization or rescheduling; the Company’s anticipated investments and acquisitions, including in organic and strategic growth, partnership efforts, product offerings and other initiatives; the Company’s ability to commercialize new and innovative products; market opportunities and regulatory risks for Hemp-Derived Delta-9 (HDD9) beverage products, and expected sales, distribution, margin, price and revenue generation projections; consumer sentiment regarding HDD9 beverage products; and Tilray’s strategy and anticipated offerings within the HDD9 beverage product segment.

Many factors could cause actual results, performance or achievement to be materially different from any forward-looking statements, and other risks and uncertainties not presently known to the Company or that the Company deems immaterial could also cause actual results or events to differ materially from those expressed in the forward-looking statements contained herein. For a more detailed discussion of these risks and other factors, see the most recently filed annual information form of the Company and the Annual Report on Form 10-K (and other periodic reports filed with the SEC) of the Company made with the SEC and available on EDGAR. The forward-looking statements included in this communication are made as of the date of this communication and the Company does not undertake any obligation to publicly update such forward-looking statements to reflect new information, subsequent events or otherwise unless required by applicable securities laws.

Use of Non-U.S. GAAP Financial Measures

This press release and the accompanying tables include non-GAAP financial measures, including Adjusted gross margin (consolidated and for each of our reporting segments), Adjusted gross profit (consolidated and for each of our reporting segments), Adjusted EBITDA, Adjusted net income (loss), Adjusted net income (loss) per share, free cash flow, adjusted free cash flow, constant currency presentations of revenue and cash and marketable securities. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Operations and Cash Flows presented in accordance with GAAP.

Certain forward-looking non-GAAP financial measures included in this press release are not reconciled to the comparable forward-looking GAAP financial measures. The Company is not able to reconcile these forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures without unreasonable efforts because the Company is unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact GAAP measures but would not impact the non-GAAP measures. Such items may include litigation and related expenses, transaction costs, impairments, foreign exchange movements and other items. The unavailable information could have a significant impact on the Company's GAAP financial results.

The Company believes presenting net sales at constant currency provides useful information to investors because it provides transparency to underlying performance in the Company's consolidated net sales by excluding the effect that foreign currency exchange rate fluctuations have on period-to-period comparability given the volatility in foreign currency exchange markets. To present this information for historical periods, current period net sales for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the average monthly exchange rates in effect during the corresponding period of the prior fiscal year, rather than at the actual average monthly exchange rate in effect during the current period of the current fiscal year. As a result, the foreign currency impact is equal to the current year results in local currencies multiplied by the change in average foreign currency exchange rate between the current fiscal period and the corresponding period of the prior fiscal year. A reconciliation of prior year revenue to constant currency revenue the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Adjusted EBITDA is calculated as net income (loss) before income tax benefits, net; interest expense, net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; purchase price accounting step-up; facility start-up and closure costs; litigation costs; restructuring costs, and transaction (income) costs, net. A reconciliation of Adjusted EBITDA to net loss, the most directly comparable GAAP measure, has been provided in the financial statement tables included below in this press release. Historically, we have included lease expenses for leases that were treated differently under IFRS 16 and ASC 842 in the calculation of adjusted EBITDA, aiming to align our definition with industry peers reporting under IFRS. The decision to include these lease expenses in the Company's definition of adjusted EBITDA was based on our efforts to maintain comparability with peers. However, as the Company has continued to diversify, particularly with strategic acquisitions such as the newly acquired beverage alcohol business portfolio, this comparison is no longer relevant, accordingly, we are no longer including this adjustment. Had the Company continued to include lease expenses that were treated differently under IFRS 16 and ASC 842, the impact to adjusted EBITDA would have been $0.7 million for the three months ended August 31, 2023.

Adjusted net income (loss) is calculated as net loss attributable to stockholders of Tilray Brands, Inc., less; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs, net. A reconciliation of Adjusted net income (loss) to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release.

Adjusted net income (loss) per share is calculated as net loss attributable to stockholders of Tilray Brands, Inc., net; non-operating income (expense), net; amortization; stock-based compensation; change in fair value of contingent consideration; facility start-up and closure costs; litigation costs; restructuring costs and transaction (income) costs, divided by weighted average number of common shares outstanding. A reconciliation of Adjusted net income (loss) per share to net loss attributable to stockholders of Tilray Brands, Inc., the most directly comparable GAAP measure, has been included below in this press release. Adjusted net income (loss) per share is not calculated in accordance with GAAP and should not be considered an alternative for GAAP net income (loss) per share or as a measure of liquidity.

Adjusted gross profit (consolidated and for each of our reporting segments), is calculated as gross profit adjusted to exclude the impact of purchase price accounting valuation step-up. A reconciliation of Adjusted gross profit, excluding purchase price accounting valuation step-up, to gross profit, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted gross margin (consolidated and for each of our reporting segments), excluding purchase price accounting valuation step-up, is calculated as revenue less cost of sales adjusted to add back amortization of inventory step-up, divided by revenue. A reconciliation of Adjusted gross margin, excluding purchase price accounting valuation step-up, to gross margin, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net. A reconciliation of net cash flow provided by (used in) operating activities to free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release. Adjusted free cash flow is comprised of two GAAP measures which are net cash flow provided by (used in) operating activities less investments in capital and intangible assets, net, and the exclusion of growth CAPEX from investments in capital and intangible assets, net, which excludes the amount of capital expenditures that are considered to be associated with growth of future operations rather than to maintain the existing operations of the Company, and excludes our integration costs related to HEXO and the cash income taxes related to Aphria Diamond to align with management’s prescribed guidance. A reconciliation of net cash flow provided by (used in) operating activities to adjusted free cash flow, the most directly comparable GAAP measure, has been provided in the financial statement tables included above in this press release.

Cash and marketable securities are comprised of two GAAP measures, cash and cash equivalents added to marketable securities. The Company’s management believes that this presentation provides useful information to management, analysts and investors regarding certain additional financial and business trends relating to its short-term liquidity position by combing these two GAAP metrics.

For further information:
Media Contact: news@tilray.com
Investor Contact: investors@tilray.com

Consolidated Statements of Financial Position
	August 31,	May 31,
(in thousands of US dollars)	2024	2024
Assets
Current assets
Cash and cash equivalents	$205,186	$228,340
Marketable securities	74,869	32,182
Accounts receivable, net	104,037	101,695
Inventory	264,295	252,087
Prepaids and other current assets	44,960	31,332
Assets held for sale	32,536	32,074
Total current assets	725,883	677,710
Capital assets	555,136	558,247
Operating lease, right-of-use assets	17,176	16,101
Intangible assets	908,768	915,469
Goodwill	2,009,714	2,008,884
Long-term investments	7,853	7,859
Convertible notes receivable	32,000	32,000
Other assets	5,337	5,395
Total assets	$4,261,867	$4,221,665
Liabilities
Current liabilities
Bank indebtedness	$18,134	$18,033
Accounts payable and accrued liabilities	236,146	241,957
Contingent consideration	15,000	15,000
Warrant liability	2,557	3,253
Current portion of lease liabilities	5,640	5,091
Current portion of long-term debt	16,072	15,506
Current portion of convertible debentures payable	—	330
Total current liabilities	293,549	299,170
Long - term liabilities
Lease liabilities	60,657	60,422
Long-term debt	155,268	158,352
Convertible debentures payable	132,650	129,583
Deferred tax liabilities, net	136,230	130,870
Other liabilities	99	90
Total liabilities	778,453	778,487
Stockholders' equity
Common stock ($0.0001 par value; 1,198,000,000 common shares authorized; 875,444,828 and 831,925,373 common shares issued and outstanding, respectively)	88	83
Preferred shares ($0.0001 par value; 10,000,000 preferred shares authorized; nil and nil preferred shares issued and outstanding, respectively)	—	—
Additional paid-in capital	6,217,533	6,146,810
Accumulated other comprehensive loss	(39,877)	(43,499)
Accumulated deficit	(2,699,653)	(2,660,488)
Total Tilray Brands, Inc. stockholders' equity	3,478,091	3,442,906
Non-controlling interests	5,323	272
Total stockholders' equity	3,483,414	3,443,178
Total liabilities and stockholders' equity	$4,261,867	$4,221,665

Condensed Consolidated Statements of Net Income (Loss) and Comprehensive Income (Loss)
	For the three months ended
	August 31,	August 31,	Change	% Change
(in thousands of U.S. dollars, except for per share data)	2024	2023	2024 vs. 2023
Net revenue	$200,044	$176,949	$23,095	13%
Cost of goods sold	140,338	132,753	7,585	6%
Gross profit	59,706	44,196	15,510	35%
Operating expenses:
General and administrative	44,113	40,516	3,597	9%
Selling	11,690	6,859	4,831	70%
Amortization	21,804	22,225	(421)	(2)%
Marketing and promotion	11,566	8,535	3,031	36%
Research and development	105	79	26	33%
Change in fair value of contingent consideration	—	(11,107)	11,107	(100)%
Litigation costs, net of recoveries	1,595	2,034	(439)	(22)%
Restructuring costs	4,247	915	3,332	364%
Transaction costs (income), net	1,156	8,502	(7,346)	(86)%
Total operating expenses	96,276	78,558	17,718	23%
Operating loss	(36,570)	(34,362)	(2,208)	6%
Interest expense, net	(9,842)	(9,835)	(7)	0%
Non-operating income (expense), net	12,646	(4,402)	17,048	(387)%
Loss before income taxes	(33,766)	(48,599)	14,833	(31)%
Income tax expense, net	886	7,264	(6,378)	(88)%
Net loss	$(34,652)	$(55,863)	$21,211	(38)%
Net loss per share - basic and diluted	(0.04)	(0.10)	0.06	(60)%

Condensed Consolidated Statements of Cash Flows
	For the three months ended
	August 31,	August 31,	Change	% Change
(in thousands of US dollars)	2024	2023	2024 vs. 2023
Cash provided by (used in) operating activities:
Net loss	$(34,652)	$(55,863)	$21,211	(38)%
Adjustments for:
Deferred income tax expense, net	382	59	323	547%
Unrealized foreign exchange (gain) loss	(5,602)	(3,127)	(2,475)	79%
Amortization	31,814	30,789	1,025	3%
Accretion of convertible debt discount	3,067	5,544	(2,477)	(45)%
Other non-cash items	729	(6,357)	7,086	(111)%
Stock-based compensation	6,917	8,257	(1,340)	(16)%
(Gain) loss on long-term investments & equity investments	(499)	47	(546)	(1162)%
Loss on derivative instruments	(696)	10,345	(11,041)	(107)%
Change in fair value of contingent consideration	—	(11,107)	11,107	(100)%
Change in non-cash working capital:
Accounts receivable	(2,342)	13,044	(15,386)	(118)%
Prepaids and other current assets	(13,570)	(4,654)	(8,916)	192%
Inventory	(12,383)	3,650	(16,033)	(439)%
Accounts payable and accrued liabilities	(8,472)	(6,469)	(2,003)	31%
Net cash used in operating activities	(35,307)	(15,842)	(19,465)	123%
Cash provided by (used in) investing activities:
Investment in capital and intangible assets	(6,736)	(4,152)	(2,584)	62%
Proceeds from disposal of capital and intangible assets	28	342	(314)	(92)%
Disposal (purchase) of marketable securities, net	(42,687)	(45,436)	2,749	(6)%
Business acquisitions, net of cash acquired	—	22,956	(22,956)	(100)%
Net cash provided by (used in) investing activities	(49,395)	(26,290)	(23,105)	88%
Cash provided by (used in) financing activities:
Share capital issued, net of cash issuance costs	66,472	—	66,472	NM
Proceeds from long-term debt	—	7,621	(7,621)	(100)%
Repayment of long-term debt	(4,791)	(6,369)	1,578	(25)%
Proceeds from convertible debt	—	21,553	(21,553)	(100)%
Repayment of convertible debt	(330)	—	(330)	NM
Repayment of lease liabilities	(862)	—	(862)	NM
Net increase (decrease) in bank indebtedness	101	(8,787)	8,888	(101)%
Net cash provided by (used in) financing activities	60,590	14,018	46,572	332%
Effect of foreign exchange on cash and cash equivalents	958	614	344	56%
Net decrease in cash and cash equivalents	(23,154)	(27,500)	4,346	(16)%
Cash and cash equivalents, beginning of period	228,340	206,632	21,708	11%
Cash and cash equivalents, end of period	$205,186	$179,132	$26,054	15%

Net Revenue by Operating Segment
	For the three months ended	% of Total	For the three months ended	% of Total
(In thousands of U.S. dollars)	August 31, 2024	Revenue	August 31, 2023	Revenue
Beverage alcohol business	$55,972	28%	$24,162	13%
Cannabis business	61,249	31%	70,333	40%
Distribution business	68,071	34%	69,157	39%
Wellness business	14,752	7%	13,297	8%
Total net revenue	$200,044	100%	$176,949	100%

Net Revenue by Operating Segment in Constant Currency

	For the three months ended		For the three months ended
	August 31, 2024		August 31, 2023
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Beverage alcohol business	$55,972	27%	$24,162	13%
Cannabis business	62,792	31%	70,333	40%
Distribution business	70,396	35%	69,157	39%
Wellness business	14,940	7%	13,297	8%
Total net revenue	$204,100	100%	$176,949	100%

Net Cannabis Revenue by Market Channel
	For the three months ended	% of Total	For the three months ended	% of Total
(In thousands of U.S. dollars)	August 31, 2024	Revenue	August 31, 2023	Revenue
Revenue from Canadian medical cannabis	$6,261	10%	$6,142	9%
Revenue from Canadian adult-use cannabis	57,235	94%	71,195	102%
Revenue from wholesale cannabis	5,507	9%	5,295	7%
Revenue from international cannabis	12,191	20%	14,252	20%
Less excise taxes	(19,945)	(33)%	(26,551)	(38)%
Total	$61,249	100%	$70,333	100%

Net Cannabis Revenue by Market Channel in Constant Currency
	For the three months ended		For the three months ended
	August 31, 2024		August 31, 2023
(In thousands of U.S. dollars)	as reported in constant currency	% of Total Revenue	as reported in constant currency	% of Total Revenue
Revenue from Canadian medical cannabis	$6,432	10%	$6,142	9%
Revenue from Canadian adult-use cannabis	58,806	94%	71,195	102%
Revenue from wholesale cannabis	5,658	9%	5,295	7%
Revenue from international cannabis	12,388	20%	14,252	20%
Less excise taxes	(20,492)	(33)%	(26,551)	(38)%
Total	$62,792	100%	$70,333	100%

Other Financial Information: Key Operating Metrics
	For the three months ended
	August 31,	August 31,
(in thousands of U.S. dollars)	2024	2023
Net beverage alcohol revenue	$55,972	$24,162
Net cannabis revenue	61,249	70,333
Distribution revenue	68,071	69,157
Wellness revenue	14,752	13,297
Beverage alcohol costs	33,050	11,266
Cannabis costs	37,054	50,517
Distribution costs	60,138	61,468
Wellness costs	10,096	9,502
Adjusted gross profit (excluding PPA step-up)	59,881	49,302
Beverage alcohol adjusted gross margin (excluding PPA step-up)	41%	56%
Cannabis adjusted gross margin (excluding PPA step-up)	40%	35%
Distribution gross margin	12%	11%
Wellness gross margin	32%	29%
Adjusted EBITDA	$9,334	$10,734
Cash and marketable securities as at the period ended:	280,055	466,465
Working capital as at the period ended:	$432,334	$291,981

Other Financial Information: Gross Margin and Adjusted Gross Margin
	For the three months ended August 31, 2024
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$55,972	$61,249	$68,071	$14,752	$200,044
Cost of goods sold	33,050	37,054	60,138	10,096	140,338
Gross profit	22,922	24,195	7,933	4,656	59,706
Gross margin	41%	40%	12%	32%	30%
Adjustments:
Purchase price accounting step-up	175	—	—	—	175
Adjusted gross profit	23,097	24,195	7,933	4,656	59,881
Adjusted gross margin	41%	40%	12%	32%	30%

	For the three months ended August 31, 2023
(In thousands of U.S. dollars)	Beverage	Cannabis	Distribution	Wellness	Total
Net revenue	$24,162	$70,333	$69,157	$13,297	$176,949
Cost of goods sold	11,266	50,517	61,468	9,502	132,753
Gross profit	12,896	19,816	7,689	3,795	44,196
Gross margin	53%	28%	11%	29%	25%
Adjustments:
Purchase price accounting step-up	590	4,516	—	—	5,106
Adjusted gross profit	13,486	24,332	7,689	3,795	49,302
Adjusted gross margin	56%	35%	11%	29%	28%

Other Financial Information: Adjusted Earnings Before Interest, Taxes and Amortization
	For the three months ended
	August 31,	August 31,	Change	% Change
(In thousands of U.S. dollars)	2024	2023	2024 vs. 2023
Net loss	$(34,652)	$(55,863)	$21,211	(38)%
Income tax expense, net	886	7,264	(6,378)	(88)%
Interest expense, net	9,842	9,835	7	0%
Non-operating income (expense), net	(12,646)	4,402	(17,048)	(387)%
Amortization	31,814	30,789	1,025	3%
Stock-based compensation	6,917	8,257	(1,340)	(16)%
Change in fair value of contingent consideration	—	(11,107)	11,107	(100)%
Purchase price accounting step-up	175	5,106	(4,931)	(97)%
Facility start-up and closure costs	—	600	(600)	(100)%
Litigation costs, net of recoveries	1,595	2,034	(439)	(22)%
Restructuring costs	4,247	915	3,332	364%
Transaction costs (income)	1,156	8,502	(7,346)	(86)%
Adjusted EBITDA	$9,334	$10,734	$(1,400)	(13)%

Other Financial Information: Adjusted Net Loss and Adjusted Net Loss Per Share	For the three months ended
	August 31,	August 31,	Change	% Change
	2024	2023	Change
Net loss attributable to stockholders of Tilray Brands, Inc.	$(39,165)	$(71,525)	$32,360	(45)%
Non-operating income (expense), net	(12,646)	4,402	(17,048)	(387)%
Amortization	31,814	30,789	1,025	3%
Stock-based compensation	6,917	8,257	(1,340)	(16)%
Change in fair value of contingent consideration	—	(11,107)	11,107	(100)%
Facility start-up and closure costs	—	600	(600)	(100)%
Litigation costs, net of recoveries	1,595	2,034	(439)	(22)%
Restructuring costs	4,247	915	3,332	364%
Transaction costs (income)	1,156	8,502	(7,346)	(86)%
Adjusted net loss	$(6,082)	$(27,133)	$21,051	(78)%
Adjusted net loss per share - basic and diluted	$(0.01)	$(0.04)	$0.03	(75)%

Other Financial Information: Free Cash Flow
	For the three months ended
	August 31,	August 31,	Change	% Change
(In thousands of U.S. dollars)	2024	2023	2024 vs. 2023
Net cash used in operating activities	$(35,307)	$(15,842)	$(19,465)	123%
Less: investments in capital and intangible assets, net	(6,708)	(3,810)	(2,898)	76%
Free cash flow	$(42,015)	$(19,652)	$(22,363)	114%
Add: growth CAPEX	2,540	1,687	853	51%
Add: cash income taxes related to Aphria Diamond	—	5,714	(5,714)	(100)%
Add: integration costs related to HEXO	—	5,915	(5,915)	(100)%
Adjusted free cash flow	$(39,475)	$(6,336)	$(33,139)	523%